Exhibit 10.6(b)

AMENDMENT TO

WARRANT TO PURCHASE COMMON STOCK

This Amendment to Warrant to Purchase Common Stock (this “Amendment”) is made and entered into effective as of the Effective Date (as defined below) by and between Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), and each holder of a Bridge Warrant (as defined below) as of the Effective Date (each, a “Holder” and together, the “Holders”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Bridge Warrants.

WHEREAS, the Company issued a series of warrants of like tenor to purchase an aggregate of 2,725,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $1.00 per share on January 15, 2014 to investors participating in the Ekso Bionics, Inc. bridge financing completed in November 2013 and to a prior lender of Ekso Bionics, Inc. (each such warrant, a “Bridge Warrant” and, together, the “Bridge Warrants”);

WHEREAS, pursuant to Section 19 of the Bridge Warrants, any term of the Bridge Warrants may be amended with the written consent of the Company and the Holders of Bridge Warrants exercisable to purchase a majority of the Warrant Shares (the “Requisite Approval”);

WHEREAS, the Company desires to amend the Bridge Warrants in order to remove any price-based anti-dilution provisions therefrom and in connection therewith is seeking the Requisite Approval of this Amendment as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1. Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. Section 3(b) of the Bridge Warrants is hereby deleted in its entirety and replaced with the following: “[Reserved]”.

2. Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

3. Governing Law. This Amendment will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

4. Continued Validity. Except as otherwise expressly provided herein, the Bridge Warrants shall remain in full force and effect.

5. Approval of Amendment. This Amendment will become effective with respect to all outstanding Bridge Warrants upon the execution of this Amendment by the Company and the Company’s receipt of signed counterpart signatures from a sufficient number of Holders to obtain the Requisite Approval (the “Effective Date”).